Exhibit 16

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or directors of Franklin BSP Capital Corporation, a Delaware corporation (the “Company”), do hereby constitute and appoint each of Richard J. Byrne and Jamie Smith as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-14 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of May, 2026.

/s/ Richard J. Byrne	Chief Executive Officer and Chairman of the Board of Directors
Richard J. Byrne	(Principal Executive Officer)

/s/ Nina K. Baryski	Chief Financial Officer and Treasurer
Nina K. Baryski	(Principal Financial and Accounting Officer)

/s/ Blair Faulstich	President
Blair Faulstich

/s/ Lee S. Hillman	Independent Director
Lee S. Hillman

/s/ Ronald J. Kramer	Independent Director
Ronald J. Kramer

/s/ Leslie D. Michelson	Independent Director
Leslie D. Michelson

/s/ Edward G. Rendell	Independent Director
Edward G. Rendell

/s/ Dennis M. Schaney	Independent Director
Dennis M. Schaney

/s/ Jamie Smith	Chief Operating Officer
Jamie Smith

/s/ Eric Smith	Chief Compliance Officer
Eric Smith

/s/ Edvina Lila	Secretary
Edvina Lila